Exhibit (c)-2

The Special Committee of the Board of Directors of McMoRan Exploration Co. Preliminary Discussion Materials November 9, 2012

EVERCORE PARTNERS

These materials have been prepared by Evercore Group L.L.C. (“Evercore”) for the Special Committee of the Board of Directors of McMoRan Exploration Co. (the “Special Committee” or the “Company”) to whom such materials are directly addressed and delivered and may not be used or relied upon for any purpose other than as specifically contemplated by a written agreement with Evercore. These materials are based on information provided by or on behalf of the Company, from public sources or otherwise reviewed by Evercore. Evercore assumes no responsibility for independent investigation or verification of such information and has relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and forecasts of future financial performance prepared by or reviewed with the management of the Company or obtained from public sources, Evercore has assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such management (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. These materials were designed for use by specific persons familiar with the business and affairs of the Company. These materials are not intended to provide the sole basis for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter. These materials have been developed by and are proprietary to Evercore and were prepared exclusively for the benefit and internal use of the Company.

These materials were compiled on a confidential basis for use of the Company in evaluating the potential transaction described herein and not with a view to public disclosure or filing thereof under state or federal securities laws, and may not be reproduced, disseminated, quoted or referred to, in whole or in part, without the prior written consent of Evercore.

These materials do not constitute an offer or solicitation to sell or purchase any securities and are not a commitment by Evercore (or any affiliate) to provide or arrange any financing for any transaction or to purchase any security in connection therewith. Evercore assumes no obligation to update or otherwise revise these materials. These materials may not reflect information known to other professionals in other business areas of Evercore and its affiliates.

Evercore and its affiliates do not provide legal, accounting or tax advice. Accordingly, any statements contained herein as to tax matters were neither written nor intended by Evercore or its affiliates to be used and cannot be used by any taxpayer for the purpose of avoiding tax penalties that may be imposed on such taxpayer. Each person should seek legal, accounting and tax advice based on his, her or its particular circumstances from independent advisors regarding the impact of the transactions or matters described herein.

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Table of Contents

Confidential

Introduction

McMoRan Situation Analysis Preliminary Financial Analysis Appendix

Section

I

II

III

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I. Introduction

EVERCORE PARTNERS

Introduction

Confidential

Situation Update

Evercore Group L.L.C. (“Evercore”) has been engaged by the Special Committee of the Board of Directors (the “Special Committee”) of McMoRan Exploration Co. (“McMoRan”, “MMR”, or the “Company”) to provide financial advisory services to the Special Committee in connection with the consideration of strategic alternatives available to the Company, including, among other things, a potential transaction or series of transactions involving Freeport-McMoRan Copper & Gold (“Freeport” or “FCX”) or any of its affiliates

Freeport owns 500,000 shares of convertible perpetual preferred stock with an initial conversion price of $16.00 which would equate to 31,250,000 common shares upon conversion, or 16.2% of the voting shares

Plains Exploration & Production Company (“Plains E&P”) currently owns 31.5% of the voting shares of the Company

On November 1, 2012, Freeport made a proposal pursuant to which, if the parties were to proceed, Freeport would acquire the Company for $15.00 per share in cash (the “Proposed Transaction”)

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1

Introduction

Confidential

Overview of Materials

Evercore is pleased to provide the materials herein to the Special Committee of McMoRan regarding the Proposed Transaction

The materials herein review the following:

An introduction, including an overview of McMoRan’s organizational structure and a review of Evercore’s evaluation process to date

A current situation analysis for McMoRan, including current market and capital structure information, Wall Street research estimates and commentary, a shareholder overview, financial projections for the Company as provided by McMoRan management and a review of the assumptions utilized by McMoRan management in deriving such financial projections

An analysis of the Proposed Transaction, including: (i) implied transaction metrics and (ii) an offer price premiums analysis

A preliminary valuation analysis of McMoRan

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2

Introduction

Confidential

McMoRan Corporate Structure and Ownership


Freeport McMoRan Copper & Gold Inc. (FCX)
Public Ownership(1)
Plains Exploration & Production Company (PXP)(1)
68.5%
31.5%
Holds 500,000 shares of convertible perpetual preferred stock. Each preferred share is initially convertible into 62.5 shares of MMR common stock at an initial conversion price of $16.00 per share.
As of December 31, 2011, the convertible preferred shares would have equated to 31,250,000 common shares had they been converted, representing a 16.2% ownership of all MMR outstanding shares on December 31, 2011.
McMoRan Exploration Co. (MMR)
100%
100%
Freeport-McMoRan Energy LLC
McMoRan Oil & Gas LLC (MOXY)
100%
100%
100%
100%
Freeport Sulphur Company
Freeport Egyptian Sulphur Company
Southern Bayou Holdings LLC
Southern Pearl Holdings LLC
Tank Barge LLC
Freeport International, Inc.
Freeport Canadian Exploration Company
K-Mc Venture I LLC
McMoRan International Inc.
33.33%
100%
99.5%
0.05%
Grande Ecaille Land Company, Inc.
Freeport Pipeline Company
Freeport Rotterdam, Inc.
Freeport-McMoRan Development L.L.C
Freeport Azufre Limitada

(1) Applicable ownership percentage assumes Convertible Perpetual Preferred shares held by Freeport McMoRan Copper and Gold Inc. have not yet been converted

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3

McMoRan

Introduction

Confidential

Evercore Evaluation Process and Due Diligence

Evercore has been actively engaged in due diligence with MMR management since being retained by the Special Committee

Evercore attended three meetings with McMoRan’s technical team

An overview meeting on August 15, 2012 given by James Moffett and the McMoRan technical team to a group of advisors working for various companies involved in the contemplated transaction

Management presented their views on the overall geology of the ultra-deep shelf play and provided specifics on major discoveries and prospects

A technical discussion on September 13, 2012 with McMoRan’s technical team including a geophysical review and discussion of sizing parameters for the ultra-deep portfolio

Reviewed 3D seismic of each of the discoveries and prospects with the McMoRan technical team

An in-person meeting on October 15, 2012 with McMoRan’s technical team covering sizing and risking of ultra-deep prospects and discoveries

Evercore presented its view of geologic risk for each prospect and discovery and discussed those assumptions with McMoRan’s technical team

MMR is currently awaiting the flow-testing of the Davy Jones #1, the ultimate results of that production test will be a significant data point for the ultra-deep shelf play

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Introduction

Confidential

Evercore Evaluation Process and Due Diligence (cont’d)

In connection with its review of the Proposed Transaction, Evercore has, among other things:

Reviewed certain publicly available financial and operating data relating to McMoRan that we deemed to be relevant, including publicly available research analyst estimates

Reviewed and discussed certain non-public financial and operating data and projects related to McMoRan furnished to us by management of the Company

Reviewed the Ryder Scott Company, L.P. (“Ryder Scott”) reserve report as of July 1, 2012 (the “Reserve Report”) regarding McMoRan’s proved and non-proved reserves located onshore in the Gulf Coast as well as offshore in the Gulf of Mexico Shelf

Reviewed McMoRan’s corporate operating model

Reviewed and discussed McMoRan’s management’s assumptions regarding the resource potential of the Company’s ultra-deep portfolio

Reviewed the reported prices and historical trading activity of the Company’s common stock

Compared the financial performance of the Company and its stock market trading multiples with those of certain other publicly-traded companies that were deemed relevant

Compared the financial performance of the Company and valuation multiples relating to the Proposed Transaction with those of certain other transactions that were deemed relevant

Performed such other analyses and examinations and considered such other factors that Evercore deemed appropriate

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II. McMoRan Situation Analysis

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McMoRan Situation Analysis

Confidential

Overview

($ in millions, except per share amounts)

Key Company Data & Implied Metrics

As of 11/08/12

Share Price $12.51

Fully Diluted Shares Outstanding(2) 164.4

Market Capitalization $2,056.1

Plus: 5.75% Convertible Perpetual Preferred Stock 700.0

Plus: 11.875% Senior Notes Due 2016 300.0

Plus: 4.00% Convertible Senior Notes Due 2017 200.0

Plus: 5.25% Convertible Notes Due 2013 67.8

Less: Cash (191.9)

Total Enterprise Value $3,132.0

Estimates and Implied Metrics

Data Metric

Price / Cash Flow Per Share

2012E $0.64 19.6x

2013E $0.59 21.2x

EV / EBITDAX

2012E $179.0 17.5x

2013E $169.5 18.5x

EV / Proved Reserves ($/Mcfe) 208.5 $15.02

EV / Production ($/Mcfed)

Current 133,809 $23,406

2012E 140,369 $22,313

2013E 148,635 $21,072

Net Debt + Pref. / Net Book Capitalization $2,674.4 40.2%

Net Debt + Pref. / 2012E EBITDAX $179.0 6.0x

Net Debt + Pref / Proved Reserves ($/Mcfe) 208.5 $5.16

Net Debt + Pref / Proved Developed Reserves ($/Mcfe) 170.6 $6.31

Two Year Price Performance (11/9/10—11/8/12)

200% 150% 100% 50% 0%

Share Price

Current Price $12.51 Max 18.74 Mean 13.93 Median 13.74 Min 7.99 Average Price

1 Week $12.48 1 Month 11.96 3 Months 12.35

6 Months 11.77 1 Year 12.25 2 Years 13.92

143%

89%

75%

11/9/10 4/4/11 8/28/11 1/21/12 6/15/12 11/8/12

(1)

McMoRan Exploration Co. Peer Group Natural Gas

Source: Public filings, FactSet, Equity Research

(1) Peer Group includes Cobalt, Energy XXI, EPL Oil & Gas, Stone Energy and W&T Offshore

(2) Includes conversion of 12.118 million 8.0% convertible perpetual preferred shares ($6.84 conversion price per share) into 1.8 million shares

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McMoRan Situation Analysis

Confidential

Asset Overview

Asset Overview

- MMR's assets are composed of conventional Gulf Coast onshore and Gulf of Mexico Shelf assets (the "Conventional Assets") and its Ultra-Deep shelf play (the "Ultra-Deep Assets")
- MMR's Conventional Assets comprise all current reserves and production
  - Proved Reserves: 208.5 Bcfe (10/1/12)
  - 3P Reserves: 348.6 Bcfe (10/1/12)
  - 2012 Q3 Production: 133.8 MMcfed
- MMR's Ultra-Deep Assets consist of sub-salt discoveries and prospects located in the Gulf of Mexico Shelf below 25,000 feet
  - Unrisked Resource Potential: 123.2 Tcfe gross (57.3 Tcfe net)
  - Risked Resource Potential: 36.7 Tcfe gross (17.3 Tcfe net)

Ultra-Deep Discoveries (Pay Counts)

- **Davy Jones No. 1:** 200' Wilcox
- **Davy Jones No. 2:** 120' Wilcox Sands; 192' Tuscaloosa Sands & Lower Cretaceous Carbonate
- **Blackbeard West No. 1:** 168' Miocene; 52' Oligocene Sand
- **Blackbeard East:** 178' Miocene First Frio Sand; 300' Sparta Carbonate
- **Lafitte:** 171' Miocene; 40' in Frio; 65' U. Eocene; 300' Sparta Carbonate

Areas of Operation


Davy Jones Field
#1: Workover in progress to flow test Wilcox Sands
#2: Expect to commence completion following review of results from #1 well
Highlander
Onshore south Louisiana
68,000+ gross acre area
Expected to spud in 2H12
PTD: 30,000 ft
Targeting Eocene, Paleocene and Cretaceous Objectives
MMR WI: 72%
Lineham Creek
Onshore Cameron Parish, LA
Large Area of Potential Closure
Drilling Below 20,900 ft; PTD 29,000 ft
Chevron WI: 50% (Operator)
MMR WI: 36%
55 miles away
Blackbeard West #2
WI: 69.4%
NRI: 53.1%
Drilling below 21,400 feet; PTD: 24,500 ft
Lafitte
Expect to submit development plans with BSEE in 3Q 2012
Blackbeard East
Submitting initial development plans with BSEE
Plan to complete/test Upper Miocene Sands during 2013 with conventional equipment
Continue to evaluate development of deeper zones

Resource Base (17.6 Tcfe)


Ultra-Deep Risked Resource Potential 98.0%
Proved, 1.2%
Probable, 0.4%
Possible, 0.4%

Reserve Base (3P 348.6 Bcfe)

Reserves	Oil (Mbbl)	NGL (Mbbl)	Gas (MMcf)	Equiv. (MMcfe)	PV-10 ($MM)
PDP	3,518	534	25,657	49,969	$95.1
PDBP	6,572	1,734	70,788	120,623	$482.2
PDSI	0	--	5	6	($3.8)
PUD	977	658	28,095	37,906	$58.9
Total Proved	**11,067**	**2,927**	**124,545**	**208,504**	**$632.4**
Probable	2,652	935	47,485	69,006	$202.3
Total 2P	**13,719**	**3,861**	**172,030**	**277,510**	**$834.7**
Possible	1,430	1,362	54,316	71,065	$189.4
Total 3P	**15,148**	**5,223**	**226,346**	**348,575**	**$1,024.1**

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7

McMoRan

McMoRan Situation Analysis

Confidential

$24.00 $22.00 $20.00 $18.00 $16.00 $14.00 $12.00 $10.00 $8.00 $6.00 $4.00 $2.00 $—

Share Price

11/15/11: Announced additional hydrocarbons in the Lafitte ultra-deep exploration well

1/17/12: Announced 2011 year-end results

3/26/12: Announced flare at Davy Jones No. 1, however flow rates were not determinable

6/22/12: Announced that the Company was the apparent high bidder on 14 lease blocks in GOM Shelf

7/30/12: Announced updated activity at Davy Jones No. 1, which included the delay of planned flow test

1/31/12: Exploration and Development Update

4/17/12: Announced first-quarter 2012 results

8/15/12: Commenced offer to exchange 5  1/4% convertible senior notes due 2012

3/7/12: Letter to shareholders

9/13/12: Completes exchange offer

7/17/12: Announced

2Q 2012 Results

9/4/12: Announced operations update

4/19/12: Announced Davy Jones update

10/19/12: Announced third-quarter 2012 results

30,000 25,000 20,000 15,000 10,000 5,000 0

Volume s(Thou ands)

11/9/11 12/19/11 1/29/12 3/9/12 4/19/12 5/29/12 7/9/12 8/18/12 9/28/12 11/7/12

Volume Price

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8

McMoRan Situation Analysis

Confidential

Research Analyst Recommendations and Price Targets

Summary Price Targets

12-Month Discounted

Firm Name Analyst Recommendation Date Price Target Price Target(1)

Jefferies Biju Z Perincheril hold 11/5/2012 $12.00 $10.58

JPMorgan Joseph D Allman underweight 10/31/2012 — —

Guggenheim Securities LLC Robert Cordray buy 10/31/2012 20.00 17.64

Ladenburg Thalmann & Co Noel A Parks buy 10/22/2012 21.00 18.52

Capital One Southcoast, Inc. Richard Tullis add 10/22/2012 15.00 13.23

RBC Capital Markets Leo P Mariani outperform 10/19/2012 14.00 12.35

Howard Weil Inc Joseph Bachmann market perform 10/19/2012 15.00 13.23

Susquehanna Financial Group Duane Grubert positive 10/19/2012 18.00 15.87

Dahlman Rose & Co Nicholas P Pope buy 10/11/2012 15.00 13.23

Iberia Capital Partners LLC Patrick Rigamer sector perform 7/19/2012 15.00 13.23

EVA Dimensions Team Coverage sell 7/18/2012 — —

Analyst Recommendations

Sell 18%

Buy Hold 55% 27%

Premium/(Discount) Price Target to Market Max $21.00 67.9% Min 12.00 (4.1%) Median 15.00 19.9% Average 16.11 28.8%

(1) Analyst 12-month price target discounted back to present value at McMoRan’s equity cost of capital of 13.4% to estimate a current share price target

EVERCORE PARTNERS

McMoRan Situation Analysis

Confidential

Research Analyst Commentary

“In our view, the company is at an inflection point due to its exploration success in the Ultra Deep shelf of the U.S. Gulf Coast. This should drive value well beyond the current focus on Davy Jones #1. Realizing this value is the critical next step; we believe the company has created a portfolio with significant leverage along three key attributes: exploration optionality, improving well economics, and access to third-party (E&P company) capital. We believe little upside potential is priced into the stock today, as we estimate that current prices reflect approximately 18% of deep shelf potential in the MMR portfolio.”

Guggenheim, Robert Cordray, October 31, 2012

Target Price: $20.00

“The Davy Jones discovery and data from Lafitte and Blackbeard indicate significant potential for MMR’s Ultra-Deep play. Results from Davy Jones potentially indicate a multiple Tcfe structure with good quality sands. Logs at Lafitte and Blackbeard indicate that hydrocarbons are present. However, questions and risks remain Buy with the completion of and production from these and other Ultra-Deep wells. Positive results could cause the stock to outperform. Hold “

J.P. Morgan, Joseph Allman, October 31, 2012

Target Price: NA

“Davy Jones flow test could finally be around the corner, barring another unforeseen issue. The play may ultimately be productive, but our skepticism has more to do with its economic viability, considering the geological, technical, and financial risks involved, compared to an onshore shale asset.”

“MMR noted that it is engaged in discussions regarding financing of future activities, perhaps to address funding concerns from investors. We estimate the company will spend down its cash balance and necessitate new funds by early next year, yet another reason to be cautious about the stock.”

Jefferies, Biju Perincheril, October 19, 2012

Target Price: $12.00

“We value the company’s oil and gas assets utilizing a 12% pre-tax discount rate and flat commodity prices of $100.00 for WTI oil and $5.00 for Henry Hub natural gas, and we notably do not assign significant value to McMoRan’s other ultra-deep prospects. We rate McMoRan Outperform, Speculative Risk with a 12-month price target of $14.00. We base our price target on a 13% discount to our NAV estimate. We believe MMR should trade at a discount to NAV due to execution and reservoir risk in the ultra-deep shelf play. Our risk qualifier is Speculative owing to the Company’s very high exploration risk, the still-unproven productivity of ultra-deep finds, and regulatory and asset concentration risk in the Gulf of Mexico.” “MMR increased its 2012 CapEx guidance by 10% to $550 million, though this was still below our previous estimate of $600 million. MMR noted that it is engaged in discussions regarding financing of its future activities, with joint ventures being a solid option, and the Company has apparently had discussions with a number of potential domestic and international partners. A deal of some sort will need to happen soon, as we currently have MMR running out of liquidity in late 1Q13.”

RBC Capital Markets, Leo Mariani, October 19, 2012

Target Price: $14.00

EVERCORE PARTNERS

McMoRan Situation Analysis

Confidential

Shareholder Overview

Shareholder Name	# of Shares	% of Total	Investor Type	Strategy	Turnover	Activist Threat
Institutional						●=High ○=Low
Wells Fargo & Co.	10,187,716	6.3%	Investment Adviser	Aggressive Growth	Low	○
Omega Advisors, Inc.	7,133,800	4.4%	Hedge Fund	Value	Medium	◕
BlackRock, Inc.	7,072,718	4.4%	Mutual Fund	Index	Very Low	○
The Vanguard Group, Inc.	5,617,931	3.5%	Mutual Fund	Index	Very Low	○
DAY ROBERT ADDISON	4,026,560	2.5%	Hedge Fund	Value	High	○
Wilkinson O'Grady & Co., Inc. (New York)	3,700,162	2.3%	Investment Adviser	GARP	Low	○
State Street Corp.	3,124,550	1.9%	Mutual Fund	Index	Very Low	○
Lord, Abbett & Co. LLC	2,103,414	1.3%	Mutual Fund	Value	Medium	○
Joley Corp.	1,614,000	1.0%	Investment Adviser	Value	Low	○
Chilton Investment Co. LLC	1,569,571	1.0%	Hedge Fund	Growth	Medium	○
Other	28,636,046	17.7%				
Total Institutional	**74,786,468**	**46.2%**				

Insiders	# of Shares	% of Total	Fully Diluted
Plains Exploration & Production Co.	51,000,000	31.5%	51,000,000
James R. Moffett	4,968,206	3.1%	8,918,206
Gerald J. Ford	1,916,099	1.2%	1,949,849
Robert Addison Day	1,078,660	0.7%	1,112,410
B M Rankin Jr.	591,712	0.4%	614,587
Other	721,242	0.4%	4,557,689
Total Insider	**60,275,919**	**37.2%**	**68,152,741**
Retail	26,815,613	16.6%	
Total Shares Outstanding (Basic)	**161,878,000**	**100.0%**	
Float	101,602,081	62.8%	
Short Interest (% of Basic)	13.5%		

- Freeport McMoRan Copper & Gold Inc. holds 500,000 shares of convertible perpetual preferred stock with each share convertible into 62.5 shares of MMR common stock at initial conversion price of $16.00 per share

Investor Type


Other 1%
Retail 16%
Investment Adviser 17%
Mutual Fund Manager 13%
Hedge Fund Company 13%
Broker 2%
Sovereign Wealth Manager 1%
Insider 37%

Rate of Turnover


Index 19%
Aggressive Growth 16%
Growth 6%
Yield 4%
Deep Value 2%
GARP 27%
Value 26%

Note: "GARP" is Growth At a Reasonable Price

Source: FactSet

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11

McMoRan

McMoRan Situation Analysis

Confidential

MMR Volume Traded – Last Twelve Months

LTM Volume Traded

Volume in Thousands

— 50,000 100,000 150,000 200,000 250,000 300,000

256,709

209,721 37.5%

30.6%

110,009 74,801 16.1%

10.9% 33,524

4.9%

$7.00—$9.00 $9.00—$11.00 $11.00—$13.00 $13.00—$15.00 $15.00—Above

LTM Cumulative Volume Traded

800,000

700,000

ds 600,000 an Thous 500,000 in 400,000 300,000 Volume 200,000 100,000

—

684,765 651,241

100% 95.1%

394,532

57.6%

184,810 74,801

27.0%

10.9%

$7.00—$9.00 $9.00—$11.00 $11.00—$13.00 $13.00—$15.00 $15.00—Above

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McMoRan Situation Analysis

Confidential

Summary Financial Projections – Assumptions

The following financial projections summarize McMoRan’s operating model (the “MMR Operating Model”) as provided by

McMoRan management

The projections incorporate all activity associated with the Conventional Assets

In addition, the projections incorporate the development of MMR’s Ultra-Deep Assets utilizing the following assumptions:

100% success rate on exploration wells (no dry hole costs)

Gross prospect size of 2 Tcfe

To develop a 2 Tcfe discovery requires 3 development wells drilled per year following an initial discovery well up to 10 total successful wells

200 Bcfe gross reserves per well (95% natural gas, 5% condensate)

Drilling cost per well of $100 million

Completion cost per well of $100 million

Facilities cost of $43 million per well

1 year drilling duration per well and 6 months to complete per well

Wells commence 18 months following spud date

NYMEX strip pricing as of November 1, 2012 through 2016E and held flat thereafter

Assumed 35% U.S. Federal corporate tax rate

EVERCORE PARTNERS

McMoRan Situation Analysis

Confidential

Summary Financial Projections

($ in millions)

Summary Financial Projections

2012E 2013E 2014E 2015E 2016E 2017E 2018E 2019E

Production

Natural Gas (Bcf) 32.4 40.5 95.4 145.6 187.5 228.7 262.9 281.8

Oil (MMBbls) 2.1 2.0 2.2 3.0 3.1 2.7 3.1 3.0

Plant Products (Bcfe) 5.4 2.5 1.7 1.3 0.8 3.1 3.4 1.2

Total (Bcfe) 50.5 54.8 110.6 164.6 207.2 248.1 285.0 301.0

Daily (Bcfed) 138 150 303 451 568 680 781 825

Realized Prices

Natural Gas ($/Mcf) $3.56 $3.90 $4.22 $4.40 $4.60 $4.60 $4.60 $4.60

Crude Oil ($/Bbl) 87.37 88.71 88.50 85.36 85.36 85.36 85.36 85.36

Oil and Natural Gas Revenue $381 $352 $614 $902 $1,137 $1,306 $1,500 $1,560

LOE ($155) ($127) ($127) ($126) ($122) ($120) ($121) ($115)

G&A (51) (49) (49) (49) (49) (49) (49) (49)

Adjusted EBITDAX $175 $177 $438 $727 $966 $1,138 $1,330 $1,396

Less: Interest Expense ($2) ($15) ($26) ($32) ($24) ($12) ($37) ($36)

Less: Preferred Dividends (41) (41) (41) (41) (41) (41) (41) (41)

Less: Cash Taxes — — (1) (6) (68) (232) (316) (380)

Discretionary Cash Flow $132 $121 $370 $647 $833 $852 $935 $939

Capex ($550) ($500) ($749) ($551) ($489) ($493) ($443) ($437)

Free Cash Flow ($417) ($379) ($379) $96 $344 $360 $492 $501

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III. Preliminary Financial Analysis

EVERCORE PARTNERS

Preliminary Financial Analysis

Confidential

Summary of Proposed Transaction

($ in millions, except per share and unit amounts)

Proposed Transaction Metrics

Current Offer Price ($/share) $ 15.00

Fully-Diluted Shares Outstanding (MM) 165.3

Implied Equity Value $ 2,480

Plus: Current Net Debt + Prefs $ 1,076

Implied Enterprise Value $3,555

Company

I/B/E/S Multiple Estimates Multiple

EV/2012E EBITDAX $179.0 19.9x $175.4 20.3x

EV/2013E EBITDAX $169.5 21.0x $177.0 20.1x

Offer Price/2012E CFPS $0.64 23.5x $0.80 18.8x

Offer Price/2013E CFPS $0.59 25.4x $0.73 20.5x

EV/Proved Reserves 208.5 Bcfe $17.05 208.5 Bcfe $17.05

EV/3Q Production 133,809 Mcfed $26,571 133,809 Mcfed $26,571

EV/2013E Production 148,635 Mcfed $23,920 150,259 Mcfed $23,662

Offer Price Premium Analysis

Trading Days Period of Time 52-Week

Type of Average Current 1-Day 5-Day 10-Day 30-Day 90-Day 180-Day 1-Year 2-Year High Low

VWAP — $12.57 $12.44 $12.15 $11.83 $12.64 $11.37 $12.11 $13.64 — —

Implied Premium — 19.3% 20.6% 23.5% 26.8% 18.6% 32.0% 23.9% 10.0% — —

Simple Average $12.51 $12.51 $12.48 $12.06 $11.70 $12.61 $11.56 $12.26 $13.93 $16.57 $7.76

Implied Premium 19.9% 19.9% 20.2% 24.3% 28.2% 18.9% 29.8% 22.4% 7.7% (9.5%) 93.3%

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Preliminary Financial Analysis

Valuation Methodologies

In analyzing the Proposed Transaction, Evercore utilized the following methodologies for its preliminary valuation of McMoRan:

Methodology Description Assumptions

Net Asset Valuation

(“NAV”) Analysis

Peer Group Trading Analysis

Precedent Transactions Analysis

Discounted Cash Flow Analysis

Valuation based on the present value of the future after-tax cash flows expected to be generated from MMR’s proved and non-proved reserves and resources

Valuation based on public trading metrics of E&P companies with similar assets

Valuation based on metrics of transaction value to cash flow, proved reserves, and current production for M&A transactions involving acquisitions of similar assets and premiums paid in corporate transactions with all cash consideration in 2012 YTD

Valuation based on the net present valuation of MMR’s current projections of future after-tax free cash flows assuming selected discount rates and terminal value multiples

Cash flows based on the Reserve Report and the

Company’s resource estimates for its Ultra-Deep prospect portfolio

Proved reserves based on the Reserve Report Financial projections based on I/B/E/S estimates Reviewed trading multiples for selected GOM and onshore Gulf Coast companies Reviewed resource trading multiples for Cobalt

International Energy, Inc. (“Cobalt”)

Proved reserves based on the Reserve Report

Reviewed selected transactions that included assets in the Gulf of Mexico shelf and onshore Gulf Coast since 2009 with transaction value greater than $20 million

Valuation date as of October 1, 2012

Terminal value based on a 5.0x EBITDA exit multiple and an assumed 0.5% growth in perpetuity 35.0% federal tax Tax depreciation based on a full-step up in tax basis and 7-MACRS

EVERCORE PARTNERS

Preliminary Financial Analysis

Confidential

Summary Valuation

$30.00 $25.00 $20.00 $15.00 $10.00 $5.00 $0.00

-$5.00

-$10.00

$25.44

$19.76 $19.21 $20.33

Offer Price: $15.00 $16.55 $16.89

$15.05 $15.44 $15.64 $11.12 $10.25 $11.80

$9.98

$7.77 $7.55

$5.89

-$1.86

-$4.49

Peer Group Discounted Risked NAV Analysis Trading Analysis Precedent Transactions Cash Flow

NYMEX Strip (11/1/12) $75.00 Oil / $3.00 Gas $90.00 Oil / $4.00 Gas $105.00 Oil / $5.00 Gas Conventional: Precedent Asset Precendent—Corporate Takeover Premiums NYMEX Strip (11/1/12) 208.5 Bcfe Conventional: Conventional: 20.0%—40.0% 5.0x Exit Multiple

$2.50—$3.50 / Mcfe Gulf of Mexico Shelf 208.5 Bcfe 0.5% Perpetuity Growth Rate 148,635 Mcfed 183.8 Bcfe $8.00—$12.00 / Mcfe $6,000—$6,500 / Mcfed $2.50—$3.50 / Mcfe 138,809 Mcfed $170 MM EBITDAX 103,211 Mcfed $20,000—$25,000 / Mcfed

3.0x—3.8x $5,000—$7,000 / Mcfed $175 MM EBITDAX

14.5x—17.0x Ultra-Deep Gulf Coast Onshore $177 MM EBITDAX 17,260 Bcfe 24.7 Bcfe 12.0x—15.5x

$0.10—$0.18 / Mcfe $2.50—$3.75 / Mcfe 30,598 Mcfed $3,500—$5,000 / Mcfed

Ultra-Deep 17,260 Bcfe Various

EVERCORE PARTNERS

Preliminary Financial Analysis

Confidential

Net Asset Value Analysis – Assumptions

Projections of proved, probable and possible production, operating costs, and capital expenditures based on the Reserve Report rolled forward to October 1, 2012 Volumes and risking for specific Ultra-Deep prospects and discoveries (as per MMR estimates)

Geologic and mechanical risking was estimated by Evercore and reviewed by MMR’s technical team

Utilized an expected value analysis based on the assumed geologic and mechanical risking

Each well has a 200 Bcfe EUR

Developed using a continuous four rig program through 2014, going to a six rig program in 2015 and finally an eight rig program by 2016, held constant thereafter

Production for each well of 70 MMcfed held flat for six years, then exponential decline (as per MMR estimates)

Condensate is 5% of well stream (8.8 bbl/MMcf)

Gross well costs of $243.0 million per well (as per MMR estimates)

$100.0 million and 1 year to drill

$100.0 million and 6 months to complete

$43.0 million to equip and tie-in

First production after 18 months

Operating costs are $150,000 per well per month plus $0.15 per Mcfe of transportation costs (as per MMR estimates) NYMEX strip pricing as of November 1, 2012 through 2016E and then held flat thereafter

Three sensitivity cases: $75.00/Bbl oil, $3.00/MMBtu gas; $90.00/Bbl oil, $4.00/MMBtu gas; $105.00/Bbl oil, $5.00/MMBtu gas held flat Effective date of October 1, 2012 G&A expense of $40.0 million per year plus an incremental $30 million of ultra-deep G&A beginning in 2014E

Insurance cost of $15.0 million per year plus an incremental insurance cost for the ultra-deep of 25% of ultra-deep lease operating expense Included sulphur reclamation expense at a PV-10 value of $18.6 million

EVERCORE PARTNERS

Preliminary Financial Analysis

Confidential

Net Asset Value Analysis – Assumptions (cont’d)

Capital expenditures allocated 80% to intangible drilling costs (“IDCs”) and 20% to tangible drilling costs (“TDCs”)

IDCs are expensed as incurred and TDCs are depreciated using a 7-year MACRS schedule

Utilization of estimated U.S. Federal net operating loss carry forwards of $717.0 million as of December 31, 2012

U.S. Federal income tax rate of 35.0%

Escrow funding payments of $5.0 million per year through 2017 to support the funding requirements related to the 2007 oil and gas acquisition property reclamation obligations

Future capital shortfalls funded 50% with equity and 50% with debt at a 7.5% interest rate

Borrowing base of $150.0 million with none currently drawn and a $100.0 million letter of credit outstanding

A 250 bps spread to LIBOR and the LIBOR curve as of November 6, 2012 on amounts drawn

A 250 bps interest rate plus a 20 bps fronting fee on letters of credit

An unused commitment fee of 0.5% on any undrawn amounts

EVERCORE PARTNERS

Preliminary Financial Analysis Confidential

Reserve Report – Summary

- Ryder Scott prepared an estimate of the proved, probable and possible reserves, future production and income attributable to MMR
  - The effective date of the Reserve Report is July 1, 2012
- Evercore has mechanically rolled the Reserve Report forward to an effective date of October 1, 2012 and has updated the benchmark price deck to a NYMEX strip as of November 1, 2012
- Evercore has also adjusted the Reserve Report for asset sales at West Delta, Mississippi Canyon and Eugene Island (sold 22.6 Bcfe of proved reserves)

Reserve Category


PDP 14%
PDBP 35%
POSS 20%
PROB 20%
PUD 11%

Product Mix


Oil 26%
Gas 65%
NGL 9%

Operated Status


Operated 45%
Non-Op 55%

Onshore vs. Offshore


Offshore 85%
Onshore 15%

Ryder Scott Reserves
(November 1, 2012 NYMEX Strip; Effective October 1, 2012)

Gulf of Mexico Shelf

	Oil	NGL	Gas	Equiv.	PV-10
Reserve Category	(Mbbl)	(Mbbl)	(MMcf)	(MMcfe)	($MM)
PDP	3,210	335	14,631	35,905	$54.5
PDBP	6,477	1,698	66,864	115,914	$467.9
PDSI	0	--	5	6	($3.8)
PUD	834	658	23,058	32,008	$43.6
Total Proved Reserves	**10,521**	**2,691**	**104,558**	**183,833**	**$562.3**
Probable	2,330	917	34,365	53,850	$155.2
Total 2P Reserves	**12,852**	**3,608**	**138,923**	**237,683**	**$717.4**
Possible	1,299	1,352	41,359	57,263	$153.7
Total 3P Reserves	**14,150**	**4,960**	**180,282**	**294,946**	**$871.2**

Gulf Coast Onshore

	Oil	NGL	Gas	Equiv.	PV-10
Reserve Category	(Mbbl)	(Mbbl)	(MMcf)	(MMcfe)	($MM)
PDP	307	199	11,025	14,063	$40.7
PDBP	95	36	3,924	4,710	$14.2
PDSI	--	--	--	--	$0.0
PUD	143	--	5,038	5,898	$15.2
Total Proved Reserves	**545**	**235**	**19,987**	**24,671**	**$70.1**
Probable	322	18	13,120	15,156	$47.2
Total 2P Reserves	**867**	**253**	**33,107**	**39,827**	**$117.3**
Possible	131	10	12,957	13,802	$35.6
Total 3P Reserves	**998**	**263**	**46,064**	**53,629**	**$152.9**

Total Conventional Assets

	Oil	NGL	Gas	Equiv.	PV-10
Reserve Category	(Mbbl)	(Mbbl)	(MMcf)	(MMcfe)	($MM)
PDP	3,518	534	25,657	49,969	$95.1
PDBP	6,572	1,734	70,788	120,623	$482.2
PDSI	0	--	5	6	($3.8)
PUD	977	658	28,095	37,906	$58.9
Total Proved Reserves	**11,067**	**2,927**	**124,545**	**208,504**	**$632.4**
Probable	2,652	935	47,485	69,006	$202.3
Total 2P Reserves	**13,719**	**3,861**	**172,030**	**277,510**	**$834.7**
Possible	1,430	1,362	54,316	71,065	$189.4
Total 3P Reserves	**15,148**	**5,223**	**226,346**	**348,575**	**$1,024.1**

EVERCORE PARTNERS 20 McMoRan

Preliminary Financial Analysis

Confidential

Ryder Scott Reserve Report – Production and Capital Expenditure Profile

Production Profile

150.0 135.0 120.0 cfed) 105.0 MM 90.0

( 75.0 u ction 60.0 Prod 45.0 30.0 15.0 0

Proved Developed Producing Proved Developed Behind-Pipe Proved Undeveloped Probable Possible

2012E 2013E 2014E 2015E 2016E 2017E 2018E 2019E 2020E 2021E 2022E 2023E 2024E 2025E 2026E Rem.

Capital Expenditure Profile

$220.0 $200.0 $180.0 MM) $ $160.0 ( $140.0 $120.0 en $100.0 $80.0 $60.0 C $40.0 $20.0 -

Proved Developed Producing Proved Developed Behind-Pipe Proved Undeveloped Probable Possible Abandonment

$175.6

$66.3 $52.6 $48.3 $42.4 $37.9 $30.9 $18.7 $13.9

$8.4 $11.9 $12.1

$2.9 $0.0 $3.8

2012E 2013E 2014E 2015E 2016E 2017E 2018E 2019E 2020E 2021E 2022E 2023E 2024E 2025E 2026E Rem.

EVERCORE PARTNERS

Preliminary Financial Analysis *Confidential*

Ultra-Deep Assets – Overview of Geological Risk Factors

Petroleum System Element	What it Means	Comments Related to MMR Ultra Deep Portfolio
Source Material & Maturation	Was there sufficient organic material available and was there sufficient thermal maturation of this material to create hydrocarbons in sufficient quantities to be expelled?	The basin has significant source rocks which were thermally mature with significant hydrocarbon expulsion Existing wells show presence of hydrocarbons from the Miocene to the Lower Cretaceous Based on available data, this risk is not viewed to be significant
Reservoir Trap & Seal	Are there lateral and vertical seals to prevent hydrocarbons from migrating away from or out of the reservoir?	Prospect inventory targets largely 4-way anticlinal primary structures clearly evident on seismic Significant seal capacity demonstrated in shales and salts by existing well control Proof on concept has lowered risk significantly, but risk is not eliminated
Timing & Migration	Did petroleum migrate before Trap and Seal formed? Was Trap or Seal later deformed causing it to fail?	Primary anticlinal structures created in compressional system before migration reduce risk of timing failure
Reservoir Presence	Are there rocks of sufficient porosity to store commercial amounts of hydrocarbon?	Confirmed for discoveries by wells drilled thus far discovered sands and carbonates in the Frio, Vicksburg, Jackson, Yegua, Sparta, Wilcox, Tuscaloosa and Lower Cretaceous Carbonate formations All five wells drilled to date have found what appears to be reservoir rock from LWD and wireline logs These potential pay zones are also present in and correlate to major onshore, deepwater GOM and international locations
Reservoir Quality	If present, can the reservoir produce, and at commercial rates? What is reservoir permeability and what is the degree of heterogeneity in the reservoir?	This is the most significant area of uncertainty until a long term flow test is completed This is a significant source of dependant risk

EVERCORE PARTNERS 22 McMoRan

Preliminary Financial Analysis

Confidential

Ultra-Deep Assets Overview

Risked Volume Potential for MMR's Ultra-Deep Assets

Prospect	Category	WI	NRI	Gross Unrisked Resource Potential	Net Unrisked Resource Potential	Geologic COS	Mechanical COS	Gross Risked Resource Potential	Net Risked Resource Potential
		%	%	Bcfe	Bcfe	%	%	Bcfe	Bcfe
Offshore									
Davy Jones	Discovery	63.4%	50.2%	3,248	1,631	80.0%	90.0%	2,321	1,165
Blackbeard East	Discovery	72.0%	57.4%	1,040	597	80.0%	90.0%	737	423
Lafitte	Discovery	72.0%	58.3%	2,342	1,365	80.0%	90.0%	1,601	933
Blackbeard West	Discovery	69.4%	53.1%	804	427	80.0%	90.0%	592	315
Offshore Discoveries Total				**7,434**	**4,020**			**5,252**	**2,836**
England	Prospect	36.0%	28.8%	27,300	7,862	30.5%	90.0%	7,487	2,156
Barbosa	Prospect	72.0%	57.6%	2,588	1,491	30.5%	90.0%	721	415
Morgan	Prospect	72.0%	57.6%	1,000	576	30.5%	90.0%	281	162
Barataria	Prospect	72.0%	57.6%	2,820	1,624	30.5%	90.0%	776	447
Blackbeard West #3	Prospect	69.4%	55.5%	498	276	30.5%	90.0%	288	160
Drake	Prospect	72.0%	57.6%	14,580	8,398	28.9%	90.0%	3,765	2,169
Davy Jones West	Prospect	36.0%	28.8%	1,400	403	30.5%	90.0%	391	113
Hurricane	Prospect	72.0%	57.6%	1,575	907	30.5%	90.0%	446	257
Hook	Prospect	72.0%	57.6%	4,890	2,817	28.9%	90.0%	1,257	724
Captain Blood	Prospect	72.0%	57.6%	18,000	10,368	30.5%	90.0%	4,957	2,855
Bonnet	Prospect	72.0%	57.6%	3,150	1,814	28.9%	90.0%	788	454
Queen Anne's Revenge	Prospect	72.0%	57.6%	1,296	746	30.5%	90.0%	336	194
Calico Jack	Prospect	36.0%	28.8%	7,000	2,016	30.5%	90.0%	1,931	556
Offshore Prospects Total				**86,097**	**39,300**			**23,424**	**10,661**
Onshore									
Highlander	Near Term Drill	72.0%	57.6%	13,300	7,661	30.5%	90.0%	3,578	2,061
Lineham	Drilling	36.0%	28.8%	10,800	3,110	30.5%	90.0%	2,976	857
Tortuga	Prospect	72.0%	57.6%	5,590	3,220	28.9%	90.0%	1,465	844
Onshore Total				**29,690**	**13,991**			**8,020**	**3,762**
Total Ultra-Deep				**123,221**	**57,311**	-	-	**36,696**	**17,260**

Evercore Partners

23

McMoRan

Preliminary Financial Analysis *Confidential*

Ultra Deep Development Profile – Risked

Net Production


Discoveries
Prospects
Production (MMcfed)
1,400
1,200
1,000
800
600
400
200
0
2012E 2013E 2014E 2015E 2016E 2017E 2018E 2019E 2020E 2021E 2022E 2023E 2024E 2025E 2026E 2027E 2028E 2029E 2030E 2031E 2032E

Net Operating Income ($MM)


NOI and Capex ($MM)
$2,000
$1,500
$1,000
$500
$0
($500)
($1,000)
Cumulative Free Cash Flow ($MM)
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$0
($10,000)
($20,000)
($30,000)
2012E 2013E 2014E 2015E 2016E 2017E 2018E 2019E 2020E 2021E 2022E 2023E 2024E 2025E 2026E 2027E 2028E 2029E 2030E 2031E 2032E
Net Opertaing Income
Capex
Cumulative Free Cash Flow

Free Cash Flow ($MM)


Free Cash Flow ($MM)
$1,500
$1,000
$500
$0
($500)
($1,000)
2012E 2013E 2014E 2015E 2016E 2017E 2018E 2019E 2020E 2021E 2022E 2023E 2024E 2025E 2026E 2027E 2028E 2029E 2030E 2031E 2032E
Discoveries
Prospects

EVERCORE PARTNERS 24 McMoRan

Preliminary Financial Analysis
Confidential

Ultra Deep Risking Methodology

- Industry standard expected value analysis relies on risk weighting outcomes by their probabilities
- Cash flows from this analysis represent aggregate expected values for a full program inclusive of risk

- **Present Value of Development Well**
  - Risk-weighted sum of the Present Values of the Success and Mechanical Failure cases

- **Present Value of Full Development**
  - Sum of all development wells as calculated above

- **Expected Value of Ultra Deep Prospect**
  - Risk-weighted sum of the Present Value of Full Development and the Present Value of an Exploratory Dry Hole

Expected Value for an Ultra Deep Prospect


Exploration Well
Full Development
GCOS
Success
(1-GCOS)
Failure
Present Value of Full Development
Present Value of Exploratory Dry Hole
Σ
#1
#2
#3
MCOS
Success
(1-MCOS)
Failure
Present Value of Well
Present Value of Mech. Failure
Legend
= Exploration Well
= Development Well
GCOS = Probability of Geologic Success (%)
MCOS = Probability of Mechanical Success (%)

Risk Weighting

Expected Value = COS x (Present Value of Full Development) + (1-COS) x (Present Value of Exploratory Dry Hole)

EVERCORE PARTNERS
25
McMoRan

Preliminary Financial Analysis

Confidential

Net Asset Value Analysis – Discount Rate Sensitivity

($ in millions)

NAV Summary(1)

Discount Rate

6.0% 7.0% 8.0% 9.0% 10.0% 11.0% 12.0% 15.0% 20.0% 30.0% 40.0%

Proved Developed Producing $259 $256 $253 $251 $248 $246 $243 $236 $226 $209 $195

Proved Developed Behind-Pipe 632 608 585 564 544 525 507 459 394 303 244

Proved Undeveloped 78 73 69 65 61 58 56 48 39 27 20

Proved Reserves $969 $937 $907 $880 $853 $829 $806 $744 $660 $540 $459

Probable 262 246 231 218 206 195 185 159 128 89 67

Proved plus Probable Reserves $1,231 $1,183 $1,139 $1,098 $1,060 $1,024 $991 $903 $788 $629 $526

Possible 233 222 212 203 194 187 180 161 136 102 80

3P Reserves $1,463 $1,405 $1,351 $1,301 $1,254 $1,211 $1,170 $1,064 $924 $731 $606

Ultra Deep Upside (Risked) 9,482 7,822 6,537 5,515 4,687 4,002 3,429 2,169 951 (92) (450)

P&A (Developed Properties) (238) (231) (224) (218) (212) (207) (202) (189) (171) (147) (132)

Gross Asset Value $10,707 $8,996 $7,663 $6,598 $5,729 $5,006 $4,398 $3,044 $1,704 $492 $24

Less: G&A (1,094) (953) (843) (756) (685) (625) (575) (463) (349) (234) (177)

Less: Insurance (477) (410) (358) (318) (284) (257) (234) (183) (133) (83) (59)

Less: Sulphur Reclaimation Expense (19) (19) (19) (19) (19) (19) (19) (19) (19) (19) (19)

Pre-Tax Net Asset Value $9,117 $7,614 $6,442 $5,506 $4,741 $4,105 $3,569 $2,379 $1,203 $156 ($231)

Less: Cash Taxes (2,655) (2,194) (1,842) (1,567) (1,346) (1,167) (1,019) (700) (401) (154) (66)

After-Tax Net Asset Value $6,462 $5,420 $4,601 $3,939 $3,394 $2,938 $2,551 $1,679 $802 $3 ($297)

Add: Cash 192 192 192 192 192 192 192 192 192 192 192

Less: Debt (300) (300) (300) (300) (568) (568) (568) (568) (568) (568) (568)

Less: Preferred Shares 0 0 0 0 (700) (700) (700) (712) (712) (712) (712)

Equity Value $6,354 $5,312 $4,493 $3,831 $2,318 $1,862 $1,475 $591 ($286) ($1,085) ($1,385)

Fully Diluted Shares 232.2 230.8 229.1 227.1 164.9 164.3 164.0 161.9 161.9 161.9 161.9

$/Share $27.36 $23.02 $19.61 $16.87 $14.06 $11.34 $8.99 $3.65 ($1.77) ($6.70) ($8.56)

(1)	NAVs based on NYMEX strip pricing as of November 1, 2012 for five years and held flat thereafter

EVERCORE PARTNERS

Preliminary Financial Analysis *Confidential*

Net Asset Value Analysis – Price Sensitivity

($ in millions)

NAV Summary

	Discount Rate	NYMEX Strip (11/1/12) Low	NYMEX Strip (11/1/12) High	$75.00 Oil / $3.00 Gas Low	$75.00 Oil / $3.00 Gas High	$90.00 Oil / $4.00 Gas Low	$90.00 Oil / $4.00 Gas High	$105.00 Oil / $5.00 Gas Low	$105.00 Oil / $5.00 Gas High
Proved Developed Producing	8% - 10%	$248	$253	$181	$185	$258	$264	$335	$342
Proved Developed Behind-Pipe	10% - 12%	507	544	381	409	507	544	633	678
Proved Undeveloped	15% - 20%	39	48	14	20	38	46	61	73
Proved Reserves		**$794**	**$845**	**$577**	**$614**	**$803**	**$853**	**$1,028**	**$1,093**
Probable	20% - 30%	89	128	62	90	87	124	112	159
Proved plus Probable Reserves		**$884**	**$974**	**$639**	**$704**	**$890**	**$978**	**$1,140**	**$1,252**
Possible	30% - 40%	80	102	50	65	78	99	105	132
3P Reserves		**$964**	**$1,076**	**$689**	**$769**	**$967**	**$1,076**	**$1,245**	**$1,384**
Ultra Deep Upside (Risked)	10% - 12%	3,429	4,687	748	1,358	2,549	3,593	4,350	5,827
P&A (Developed Properties)	8% - 10%	(212)	(224)	(212)	(224)	(212)	(224)	(212)	(224)
Gross Asset Value		**$4,181**	**$5,538**	**$1,224**	**$1,903**	**$3,304**	**$4,445**	**$5,383**	**$6,987**
Less: G&A	12% - 15%	(463)	(575)	(463)	(575)	(463)	(575)	(463)	(575)
Less: Insurance	8% - 10%	(284)	(358)	(284)	(358)	(284)	(358)	(284)	(358)
Less: Sulphur Reclamation Expense	10% - 10%	(19)	(19)	(19)	(19)	(19)	(19)	(19)	(19)
Pre-Tax Net Asset Value		**$3,414**	**$4,586**	**$457**	**$950**	**$2,537**	**$3,492**	**$4,617**	**$6,034**
Less: Cash Taxes	12% - 15%	(700)	(1,019)	(96)	(164)	(495)	(734)	(982)	(1,399)
After-Tax Net Asset Value		**$2,714**	**$3,567**	**$361**	**$787**	**$2,042**	**$2,758**	**$3,634**	**$4,635**
Add: Cash		192	192	192	192	192	192	192	192
Less: Debt		(568)	(568)	(568)	(568)	(568)	(568)	(568)	(300)
Less: Preferred Shares		(700)	(700)	(712)	(712)	(712)	(700)	(700)	0
Equity Value		$1,638	$2,491	($727)	($302)	$954	$1,682	$2,558	$4,527
Fully Diluted Shares		164.1	165.5	161.9	161.9	161.9	164.2	165.7	229.2
$/Share		$9.98	$15.05	($4.49)	($1.86)	$5.89	$10.25	$15.44	$19.76

EVERCORE PARTNERS 27 McMoRan

Preliminary Financial Analysis

Confidential

Peer Group Trading Analysis

($ in millions)

Conventional Assets Trading Peers

				Enterprise Value /				EBITDAX		Price / CFPS		Reserve & Production Statistics						
				Proved	Production													
Company	Price 11/8/12	Equity Value	Enterprise Value	Reserves ($/Mcfe)	Current ($/Mcfed)	2012E ($/Mcfed)	2013E ($/Mcfed)	2012E (x)	2013E (x)	2012E (x)	2013E (x)	Proved Res. (Bcfe)	% Gas (%)	% Dev. (%)	LQ Prod. (Mcfed)	2012E (Mcfed)	2013E (Mcfed)	R/P (Years)
Energy XXI Limited	$32.44	$2,864	$3,765	$5.25	$13,178	$14,227	$11,661	4.0x	3.2x	NA	3.3x	718	29.1%	68.3%	285,700	264,636	322,885	6.9
EPL Oil & Gas, Inc.	$20.39	$808	$952	$2.16	$12,647	$11,735	$6,947	3.4x	2.0x	3.2x	1.9x	440	36.1%	45.8%	75,266	81,111	137,023	16.0
Stone Energy Corporation	$20.52	$1,030	$1,381	$2.27	$5,691	$5,526	$4,972	2.2x	2.2x	1.7x	1.7x	609	54.6%	59.8%	242,703	249,951	277,780	6.9
W&T Offshore, Inc.	$16.65	$1,279	$1,951	$2.78	$6,899	$6,803	$6,028	3.7x	3.2x	2.6x	2.4x	701	41.3%	65.5%	282,721	286,746	323,610	6.8
Mean		**$1,495**	**$2,012**	**$3.11**	**$9,604**	**$9,573**	**$7,402**	**3.3x**	**2.7x**	**2.5x**	**2.3x**	**617**	**40.3%**	**59.8%**	**221,597**	**220,611**	**265,324**	**9.1**
Median		**$1,155**	**$1,666**	**$2.52**	**$9,773**	**$9,269**	**$6,487**	**3.6x**	**2.7x**	**2.6x**	**2.1x**	**655**	**38.7%**	**62.6%**	**262,712**	**257,293**	**300,332**	**6.9**
McMoRan Exploration Co.	**$12.51**	**$2,056**	**$3,132**	**$15.02**	**$23,407**	**$22,313**	**$21,072**	**17.5x**	**18.5x**	**19.6x**	**21.2x**	**209**	**59.7%**	**81.8%**	**133,809**	**140,369**	**148,635**	**4.3**

Ultra-Deep Assets Trading Peers

					Resources[(2)(3)]			Adj. Enterprise Value[(4)] /	
Company	Area	Price 11/8/12 ($/share)	Equity Value ($MM)	Enterprise Value[(1)] ($MM)	Risked (Bcfe)	Unrisked (Bcfe)	% Gas (%)	Risked Resource ($/Mcfe)	Unrisked Resource ($/Mcfe)
Cobalt	**Total Company (GOM, Angola and Gabon)**	**$20.24**	**$8,397**	**$8,155**	**90,825**	**302,915**	**0%**	**$0.09**	**$0.03**
	GOM (Miocene and Lower Tertiary)	--	--	$2,543	14,065	59,430	0%	$0.18	$0.04
	GOM (Miocene Only)	--	--	$1,238	6,120	18,655	0%	$0.20	$0.07
	GOM (Lower Tertiary Only)	--	--	$1,305	7,945	40,775	0%	$0.16	$0.03
	Africa (Angola and Gabon)	--	--	$5,612	76,760	243,485	0%	$0.07	$0.02
McMoRan Exploration Co.		**$12.51**	**$2,056**	**$3,132**	**17,260**	**57,311**	**95%**	**$0.14**	**$0.04**

Source: FactSet

Note: Proved Reserves as of year-end 2011

(1) Cobalt value allocated by area based on the value attributed to each area by street research as a percentage of total NAV
(2) Cobalt resource numbers represent the average of street research estimates
(3) Oil converted to gas equivalent on an economic equivalents basis using the average NYMEX forward strip pricing for WTI Oil and HHUB gas for the next 60 months as of November 1, 2012 (19.9:1)
(4) Enterprise value adjusted to remove the value of McMoRan's Conventional Assets

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McMoRan

Preliminary Financial Analysis

Confidential

Peer Group Trading Analysis – Valuation Summary

Peer Group Trading Analysis – Valuation Summary

Relevant Multiples Value Range ($MM)

Metric Data (1) Low High Low High

Conventional Assets

Proved Reserves (Bcfe) 208.5 $2.50 / Mcfe $3.50 / Mcfe $521 $730

Production—2013E (Mcfed) 148,635 $6,000 / Mcfed $6,500 / Mcfed $892 $966

EBITDAX—2012E ($ MM) 179.0 3.2x 3.8x $573 $680

EBITDAX—2013E ($ MM) 169.5 3.0x 3.8x $509 $644

Selected Conventional Asset Value Range $624 $755

Ultra-Deep Assets

Net Risked Resources (Bcfe) 17,260 $0.10 / Mcfe $0.18 / Mcfe $1,726 $3,107

Implied Enterprise Value Range $2,350 $3,862

Add: Cash 191.9 191.9

Less: Debt (567.8) (300.0)

Less: Preferred Shares (700.0) 0.0

Implied Equity Value $1,274 $3,754

Diluted Shares Outstanding 163.9 226.8

Implied Equity Value per Share $7.77 $16.55

(1) Based on Company provided reserve and I/B/E/S estimates

EVERCORE PARTNERS

Preliminary Financial Analysis *Confidential*

Precedent Transactions – Gulf of Mexico Shelf

Selected Precedent Gulf of Mexico Shelf M&A Transactions

			Trans.	Reserves			Production			Implied Value /		HHUB	WTI
Date	Buyer	Seller	Value	Proved Res.	% Gas	% Dev.	Prod.	% Gas	R/P	Proved Res.	Production	12-Mo Strip	12-Mo Strip
			($MM)	*(Bcfe)*	*(%)*	*(%)*	*(Mcfed)*	*(%)*	*(Years)*	*($/Mcfe)*	*($/Mcfed)*	*($/MMBtu)*	*($/bbl)*
18-Oct-12	NGP/Northstar	Undisclosed Private	$160	44.4	--	--	12,600	--	9.7	$3.60	$12,698	$3.91	$94.01
26-Sep-12	Arena Energy	McMoRan	$37	15.2	78%	22%	10,000	70%	4.2	$2.42	$3,680	$3.49	$92.50
17-Sep-12	EPL	Hilcorp	$550	217.8	46%	42%	60,000	50%	9.9	$2.53	$9,167	$3.42	$99.87
7-Sep-12	Renaissance	McMoRan	$28	7.4	23%	--	--	--	--	$3.81	--	$3.26	$96.84
15-May-12	Energy Partners	W&T	$32	6.0	49%	84%	5,760	48%	2.9	$5.40	$5,621	$3.02	$95.94
2-Feb-12	SandRidge	Dynamic/Riverstone	$1,256	375.0	50%	50%	150,000	50%	6.8	$3.35	$8,371	$2.89	$99.10
1-Dec-11	KNOC/SCL/STX/Samchully	NGP/Northstar	$201	64.8	30%	--	28,200	30%	6.3	$3.10	$7,128	$3.75	$99.69
1-Nov-11	Apache	Stone	$38	7.8	4%	100%	2,460	1%	8.7	$4.92	$15,610	$4.09	$92.81
1-Nov-11	Energy Partners	Stone	$38	7.8	4%	100%	2,460	1%	8.7	$4.92	$15,610	$4.09	$92.81
25-Aug-11	Dynamic Offshore	Moreno/SPN	$68	21.3	35%	92%	8,214	35%	7.1	$3.19	$8,279	$4.20	$87.47
29-Jul-11	Dynamic Offshore	Exxon Mobil	$183	81.0	61%	72%	42,000	60%	5.3	$2.25	$4,345	$4.52	$99.76
1-May-11	Dynamic Offshore	Gryphon/Woodside	$28	12.6	88%	100%	--	--	--	$2.18	--	$4.98	$114.41
7-Apr-11	TRT/Tana	Maritech/TETRA	$150	54.6	37%	89%	--	--	--	$2.75	--	$4.57	$110.21
9-Mar-11	Undisclosed	National Fuel/Seneca	$70	34.4	74%	75%	28,793	76%	3.3	$2.03	$2,431	$4.28	$106.32
13-Jan-11	Energy Partners	Anglo-Suisse	$201	48.6	16%	76%	18,000	8%	7.4	$4.13	$11,150	$4.72	$94.89
21-Nov-10	Energy XXI (Bermuda)	Exxon Mobil	$1,012	296.7	39%	68%	120,000	47%	6.8	$3.41	$8,433	$4.37	$83.60
20-Sep-10	McMoRan	Plains	$158[1]	60.0	85%	--	45,000	85%	3.7	$2.63	$3,501	$4.44	$79.08
3-Nov-10	W&T	Shell	$37	54.4	72%	--	26,700	73%	5.6	$0.67	$1,375	$4.21	$86.18
Maximum			$1,256	375.0	88%	100%	150,000	85%	9.9	$5.40	$15,610	$4.98	$114.41
Minimum			$28	6.0	4%	22%	2,460	1%	2.9	$0.67	$1,375	$2.89	$79.08
Mean			$240	78.3	47%	75%	37,346	45%	6.4	$3.18	$7,827	$4.01	$95.86
Median			$70	46.5	46%	76%	26,700	49%	6.8	$3.15	$8,279	$4.15	$95.41

Source: IHS Herold
(1) Represents 19% of the total transaction value which is the share McMoRan allocated to proved reserves

EVERCORE PARTNERS 30 McMoRan

Preliminary Financial Analysis *Confidential*

Precedent Transactions – Gulf Coast Onshore

Selected Precedent Gulf Coast Onshore M&A Transactions

Date	Buyer	Seller	Trans. Value ($MM)	Reserves: Proved Res. (Bcfe)	Reserves: % Gas (%)	Reserves: % Dev. (%)	Production: Prod. (Mcfed)	Production: % Gas (%)	R/P (Years)	Implied Value / Proved Res. ($/Mcfe)	Implied Value / Production ($/Mcfed)	HHUB 12-Mo Strip ($/MMBtu)	WTI 12-Mo Strip ($/bbl)
12-Oct-12	Texas Petr.	Forest	$220	45.0	38%	--	20,000	35%	6.2	$4.89	$11,000	$3.97	$93.91
4-Oct-12	Undisclosed	Carrizo	$20	--	--	--	5,720	87%	--	--	$3,409	$3.77	$89.73
19-Mar-12	Undisclosed	Comstock	$123	63.2	84%	--	11,296	81%	15.3	$1.95	$10,889	$2.92	$108.62
4-Nov-11	Undisclosed	Plains	$185	120.0	100%	--	39,000	100%	8.4	$1.54	$4,744	$3.96	$93.30
31-Aug-11	Encore Energy Part.	Undisclosed	$48	12.6	17%	100%	2,580	17%	13.4	$3.78	$18,450	$4.29	$90.64
17-Aug-11	EnergyQuest II	Swift	$54	92.2	65%	19%	10,600	65%	23.8	$0.58	$5,047	$4.31	$88.50
6-Jun-11	Linc Energy Ltd.	ERG	$236	123.0	6%	--	18,600	6%	18.1	$1.92	$12,688	$4.93	$102.35
13-May-11	Undisclosed Private	Energy XXI (Bermuda)	$41	--	--	--	9,710	82%	--	--	$4,222	$4.57	$100.07
3-Mar-11	Legend Nat. Gas	Smith	$99	--	--	--	8,800	65%	--	--	$11,273	$4.25	$104.61
18-Jan-11	Gulf Coast Energy	Cypress	$95	--	--	--	11,020	91%	--	--	$8,621	$4.73	$94.51
17-Jan-11	Undisclosed	Strike	$22	8.3	--	--	--	--	--	$2.63	--	$4.71	$95.10
Maximum			$236	123.0	100%	100%	39,000	100%	23.8	$4.89	$18,450	$4.93	$108.62
Minimum			$20	8.3	6%	19%	2,580	6%	6.2	$0.58	$3,409	$2.92	$88.50
Mean			$104	66.3	52%	59%	13,733	63%	14.2	$2.47	$9,034	$4.22	$96.48
Median			$95	63.2	52%	59%	10,810	73%	14.4	$1.95	$9,755	$4.29	$94.51

Source: IHS Herolds

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Preliminary Financial Analysis

Confidential

Precedent Transactions – GOM Deepwater (Non-Proved) and Ultra-Deep Shelf

GOM Deepwater (Net Recoverable Resources)

Trans. Net Recoverable Implied Value / HHUB WTI

Date Buyer Seller Value Resources Net Recoverable Resources 12-Mo Strip 12-Mo Strip

($MM) (Bcfe) ($/Mcfe) ($/MMBtu) ($/bbl)

2-Jul-12 INPEX Anadarko $556 129.6 $4.29 $3.29 $87.14

1-Oct-10 Hess BP $40 144.0 $0.28 $4.28 $83.28

22-Dec-09 Maersk/Various Devon $1,300 1,645.0 $0.79 $5.90 $76.43

Maximum $1,300 1,645.0 $4.29 $5.90 $87.14

Minimum $40 129.6 $0.28 $3.29 $76.43

Mean $632 639.5 $1.79 $4.49 $82.28

Median $556 144.0 $0.79 $4.28 $83.28

Ultra- Deep Shelf (Net Unrisked Potential)

Trans. Ultra-Deep Net Transaction Value / HHUB WTI

Date Buyer Seller Value Unrisked Potential Ultra-Deep Net Unrisked Potential 12-Mo Strip 12-Mo Strip

($MM) (Tcfe) ($/Mcfe) ($/MMBtu) ($/bbl)

20-Sep-10 McMoRan Plains $672(1) 6.6 $0.10 $4.44 $79.08

8-Sep-11 McMoRan Whitney $49 0.1 $0.57 $4.33 $90.18

Source: IHS Herolds

(1) Represents 81% of the total transaction value which is the share McMoRan allocated to unevaluated oil and gas property

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Preliminary Financial Analysis

Confidential

Precedent Transactions – Ultra-Deep Shelf Value

Ultra-Deep Shelf Valuation Precedent Transactions

Prospect	Category	WI	NRI	Gross Unrisked Resource Potential	Net Unrisked Resource Potential	Gross Risked Resource Potential	Net Risked Resource Potential	Metric Used Low	Metric Used High	Implied Valuation Low	Implied Valuation High
		%	*%*	*Bcfe*	*Bcfe*	*Bcfe*	*Bcfe*	*$/Mcfe*	*$/Mcfe*	*$MM*	*$MM*
Offshore											
Davy Jones	Discovery	63.4%	50.2%	3,248	1,631	2,321	1,165	$ 0.50	$ 0.60	$583	$699
Blackbeard East	Discovery	72.0%	57.4%	1,040	597	737	423	$ 0.25	$ 0.50	106	211
Lafitte	Discovery	72.0%	58.3%	2,342	1,365	1,601	933	$ 0.25	$ 0.50	233	467
Blackbeard West	Discovery	69.4%	53.1%	804	427	592	315	$ 0.25	$ 0.50	79	157
Offshore Discoveries Total				**7,434**	**4,020**	**5,252**	**2,836**			**$1,000**	**$1,535**
England	Prospect	36.0%	28.8%	27,300	7,862	7,487	2,156	$ 0.10	$ 0.15	$216	$323
Barbosa	Prospect	72.0%	57.6%	2,588	1,491	721	415	$ 0.10	$ 0.15	42	62
Morgan	Prospect	72.0%	57.6%	1,000	576	281	162	$ 0.10	$ 0.15	16	24
Barataria	Prospect	72.0%	57.6%	2,820	1,624	776	447	$ 0.10	$ 0.15	45	67
Blackbeard West #3	Prospect	69.4%	55.5%	498	276	288	160	$ 0.10	$ 0.15	16	24
Drake	Prospect	72.0%	57.6%	14,580	8,398	3,765	2,169	$ 0.10	$ 0.15	217	325
Davy Jones West	Prospect	36.0%	28.8%	1,400	403	391	113	$ 0.10	$ 0.15	11	17
Hurricane	Prospect	72.0%	57.6%	1,575	907	446	257	$ 0.10	$ 0.15	26	39
Hook	Prospect	72.0%	57.6%	4,890	2,817	1,257	724	$ 0.10	$ 0.15	72	109
Captain Blood	Prospect	72.0%	57.6%	18,000	10,368	4,957	2,855	$ 0.10	$ 0.15	286	428
Bonnet	Prospect	72.0%	57.6%	3,150	1,814	788	454	$ 0.10	$ 0.15	45	68
Queen Anne's Revenge	Prospect	72.0%	57.6%	1,296	746	336	194	$ 0.10	$ 0.15	19	29
Calico Jack	Prospect	36.0%	28.8%	7,000	2,016	1,931	556	$ 0.10	$ 0.15	56	83
Offshore Prospects Total				**86,097**	**39,300**	**23,424**	**10,661**			**$1,066**	**$1,599**
Onshore											
Highlander	Near Term Drill	72.0%	57.6%	13,300	7,661	3,578	2,061	$ 0.10	$ 0.15	$206	$309
Lineham	Drilling	36.0%	28.8%	10,800	3,110	2,976	857	$ 0.10	$ 0.15	86	129
Tortuga	Prospect	72.0%	57.6%	5,590	3,220	1,465	844	$ 0.10	$ 0.15	84	127
Onshore Total				**29,690**	**13,991**	**8,020**	**3,762**			**$376**	**$564**
Total Ultra-Deep				**123,221**	**57,311**	**36,696**	**17,260**			**$2,443**	**$3,698**

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McMoRan

Preliminary Financial Analysis

Confidential

Precedent Transactions – Valuation Summary

Precedent Asset Transactions – Valuation Summary

Relevant Multiples Value Range ($MM)

Metric Data Low High Low High

Gulf of Mexico Shelf

Proved Reserves (Bcfe) 183.8 $2.50 / Mcfe $3.50 / Mcfe $460 $643

Production—Current (Mcfed) 103,211 $5,000 / Mcfed $7,000 / Mcfed $516 $722

Selected Gulf of Mexico Shelf Value Range $488 $683

Gulf Coast Onshore

Proved Reserves (Bcfe) 24.7 $2.50 / Mcfe $3.75 / Mcfe $62 $93

Production—Current (Mcfed) 30,598 $3,500 / Mcfed $5,000 / Mcfed $107 $153

Selected Gulf Coast Onshore Value Range $84 $123

Total Conventional Asset Value Range $572 $806

Ultra-Deep Assets

Net Risked Resources (Bcfe) 17,260 Various (See Previous Page) $2,443 $3,698

Implied Enterprise Value Range $3,015 $4,504

Add: Cash 191.9 191.9

Less: Debt (567.8) (300.0)

Less: Preferred Shares (700.0) 0.0

Implied Equity Value $1,939 $4,396

Diluted Shares Outstanding 164.3 228.8

Implied Equity Value per Share $11.80 $19.21

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Confidential

Precedent M&A Transactions – Corporate

			Trans.	Equity	Equity Value /		Transaction Value /				Premium			Reserve & Production Statistics				HHUB	WTI
Date	Buyer	Seller	Value	Value	Cash Flow	Cash Flow	EBITDA	EBITDA	Proved Res.	Prod.	1 Day	1-Mo.	2-Mo.	Proved Res.	% Gas	% Dev.	R/P	Spot Price	Spot Price
			($MM)	*($MM)*	*Current*	*Forward*	*Current*	*Forward*	*($/Mcfe)*	*($/Mcfed)*	*(%)*	*(%)*	*(%)*	*(Bcfe)*	*(%)*	*(%)*	*(Years)*	*($/MMBtu)*	*($/bbl)*
25-Apr-12	Halcon	GeoResources	$945	$973	7.8x	6.1x	6.8x	5.2x	$4.97	$18,175	23%	12%	26%	190.2	36%	70%	12.4	$1.97	$103.16
17-Oct-11	Statoil ASA	Brigham Exploration	$4,822	$4,468	14.7x	7.7x	14.5x	8.0x	$12.03	$47,837	20%	26%	11%	400.8	22%	35%	10.9	3.49	86.80
15-Jul-11	BHP Billiton	Petrohawk	$15,223	$12,085	10.1x	7.3x	10.3x	7.6x	$2.75	$11,274	65%	49%	46%	3,391.5	92%	35%	11.2	4.42	95.69
9-Nov-10	Chevron	Atlas Energy	$4,315	$3,215	18.1x	15.2x	17.1x	15.6x	$1.73	$17,608	37%	62%	49%	847.0	99%	44%	27.9	3.49	87.06
2-Jun-10	SandRidge Energy	Arena Resources	$1,287	$1,394	8.4x	6.4x	7.9x	6.1x	$3.05	$25,728	7%	(6%)	2%	415.5	14%	37%	23.1	4.39	72.58
15-Apr-10	Apache	Mariner Energy	$4,685	$2,770	5.3x	4.0x	7.6x	5.7x	$3.13	$10,944	45%	68%	92%	1,087.1	53%	66%	9.6	4.15	85.84
14-Dec-09	Exxon Mobil	XTO	$40,496	$31,254	5.3x	5.8x	5.9x	6.6x	$1.92	$9,797	25%	24%	20%	14,827.3	84%	61%	14.0	5.21	69.87
1-Nov-09	Denbury Resources	Encore Acquisition Co.	$4,465	$2,864	6.8x	6.9x	10.7x	8.8x	$2.72	$13,256	35%	34%	38%	1,321.7	33%	80%	13.4	4.11	77.00
27-Apr-09	Atlas Energy, Inc.	Atlas Energy Resources	$1,015	$482	2.4x	2.4x	3.3x	3.2x	$1.46	$14,827	0%	60%	(5%)	517.6	99%	60%	27.9	3.31	50.80
30-Apr-08	Stone Energy	Bois d'Arc Energy	$1,750	$1,736	5.4x	5.0x	5.6x	4.9x	$4.48	$13,068	(4%)	21%	32%	335.0	57%	74%	8.0	10.94	115.63
17-Jul-07	Plains E&P	Pogo Producing Co.	$3,749	$3,594	5.5x	6.2x	5.5x	5.2x	$2.48	$11,095	18%	11%	19%	1,314.0	65%	73%	12.2	6.32	74.15
7-Jan-07	Forest Oil	Houston Exploration	$1,827	$1,574	4.2x	3.6x	4.1x	3.8x	$2.42	$7,844	8%	(7%)	(4%)	699.3	96%	67%	8.9	5.52	56.31
23-Jun-06	Anadarko	Western Gas Res.	$5,385	$4,800	10.7x	9.9x	10.6x	9.0x	$2.90	$13,563	49%	9%	24%	920.8	97%	43%	12.8	6.51	70.49
23-Jun-06	Anadarko	Kerr-McGee	$19,623	$16,500	7.1x	5.7x	7.3x	5.7x	$3.14	$11,450	40%	27%	51%	5,388.0	62%	60%	10.0	6.51	70.49
21-Apr-06	Petrohawk	KCS Energy	$2,008	$1,630	5.5x	4.7x	5.8x	4.9x	$3.54	$10,822	10%	46%	15%	463.0	88%	73%	8.4	7.93	71.95
23-Jan-06	Helix	Remington	$1,312	$1,385	6.5x	4.7x	6.0x	4.4x	$4.29	$14,622	22%	23%	27%	278.9	60%	57%	9.3	8.78	68.35
12-Dec-05	ConocoPhillips	Burlington Resources	$36,400	$34,639	7.7x	6.6x	6.4x	5.3x	$2.58	$11,173	19%	26%	20%	12,484.2	68%	73%	11.8	15.02	59.39
13-Oct-05	Occidental Petroleum	Vintage Petroleum	$4,119	$3,539	7.9x	7.4x	7.0x	6.1x	$1.38	$7,929	32%	31%	53%	2,623.2	32%	67%	15.7	13.68	64.12
19-Sep-05	Norsk Hydro ASA	Spinnaker Exploration	$2,592	$2,596	8.2x	6.8x	7.9x	6.0x	$6.04	$15,847	49%	43%	36%	373.6	49%	34%	7.2	11.24	63.00
		Max	$40,496		18.1x	15.2x	17.1x	15.6x	$12.03	$47,837	65%	68%	92%	14,827	99%	80%	27.9	$15.02	$115.63
		Mean	$8,212		7.8x	6.4x	7.9x	6.4x	$3.53	$15,098	26%	29%	29%	2,520	63%	58%	13.4	6.68	75.93
		Median	$4,119		7.1x	6.2x	7.0x	5.7x	$2.90	$13,068	23%	26%	26%	847	62%	61%	11.8	5.52	71.95
		Min	$945		2.4x	2.4x	3.3x	3.2x	$1.38	$7,844	(4%)	(7%)	(5%)	190	14%	34%	7.2	1.97	50.80

Source: IHS Herold, FactSet
Note: Only includes transactions greater than $100 million

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McMoRan

Preliminary Financial Analysis

Confidential

Precedent M&A Transactions – Valuation Summary

Precedent Corporate Transactions – Valuation Summary

Relevant Multiples Value Range ($MM)

Metric Data Low High Low High

Cash Flow— 2012E ($ MM) 94.5 14.5x 18.0x $2,463 $2,800

Cash Flow— 2013E ($ MM) 121.0 10.0x 15.0x $2,300 $2,917

EBITDAX—2012E ($MM) 175.4 14.5x 17.0x $2,543 $2,982

EBITDAX—2013E ($MM) 177.0 12.0x 15.5x $2,124 $2,743

Proved Reserves (Bcfe) 208.5 $8.00 / Mcfe $12.00 / Mcfe $1,668 $2,502

Production—2013E (Mcfed) 138,809 $20,000 / Mcfed $25,000 / Mcfed $2,776 $3,470

Implied Enterprise Value Range $2,312 $2,902

Add: Cash 191.9 191.9

Less: Debt (567.8) (567.8)

Less: Preferred Shares (700.0) (700.0)

Implied Equity Value $1,236 $1,826

Diluted Shares Outstanding 163.8 164.2

Implied Equity Value per Share $7.55 $11.12

(1)	Estimates as per MMR Operating Model

EVERCORE PARTNERS

Preliminary Financial Analysis

Confidential

Precedent M&A Transactions – Corporate Takeover Premiums – 100% Cash Consideration

Date Announced	Target	Acquiror	Transaction Value ($MM)	Premiums 1 Day	Premiums 5 Day	Premiums 1 Month
11/1/12	JDA Software Group Inc.	RedPrairie Corporation	$2,213	18.0%	32.6%	39.2%
10/30/12	Schiff Nutrition International Inc.	Bayer HealthCare, LLC	1,196	96.9%	96.1%	88.7%
10/25/12	PSS World Medical Inc.	McKesson Corporation	1,939	34.3%	31.3%	25.8%
10/22/12	Ancestry.com Inc.	Permira/Spectrum	1,609	9.7%	11.8%	3.3%
10/18/12	Orient-Express Hotels Ltd.	The Indian Hotels Company Limited	1,819	40.0%	46.0%	32.8%
10/11/12	Oshkosh Corporation	Carl C. Icahn	3,636	21.0%	15.7%	21.5%
10/8/12	TPC Group Inc	Innospec Inc.	1,069	13.1%	12.0%	8.6%
9/27/12	Sealy Corporation	Tempur-Pedic International Inc.	1,018	2.8%	7.8%	39.2%
9/13/12	Citizens Republic Bancorp, Inc.	FirstMerit Corporation	1,025	18.3%	15.0%	17.8%
9/6/12	American Realty Capital Trust, Inc.	Realty Income Corp.	2,882	2.1%	3.8%	8.9%
9/3/12	Medicis Pharmaceutical Corp.	Valeant Pharmaceuticals International, Inc.	3,158	39.4%	34.5%	31.0%
8/27/12	Kenexa Corp.	IBM	1,397	42.0%	38.0%	86.7%
8/27/12	TPC Group Inc.	First Reserve/SK Capital Partners	1,001	1.0%	(0.5%)	0.0%
8/26/12	Dollar Thrifty Automotive Group Inc.	Hertz Global Holdings, Inc.	4,147	8.0%	11.0%	15.2%
8/22/12	Sunrise Senior Living Inc.	Health Care REIT, Inc.	1,469	62.4%	73.9%	117.7%
8/20/12	Coventry Health Care Inc.	Aetna Inc.	7,311	20.4%	30.3%	31.0%
8/13/12	Focus Media Holding Ltd.	The Carlyle Group	3,688	15.5%	28.1%	38.5%
8/9/12	Robbins & Myers Inc.	National Oilwell Varco, Inc.	2,570	28.2%	35.0%	43.7%
8/6/12	Best Buy Co. Inc.	Richard Schulze	9,875	47.4%	44.0%	20.4%
7/9/12	AMERIGROUP Corporation	WellPoint Inc.	5,104	43.0%	40.6%	47.2%
6/29/12	Elster Group SE	Melrose PLC	2,881	5.8%	8.8%	46.0%
3/12/12	Pacific Capital Bancorp	UnionBanCal Corporation	1,525	60.3%	60.2%	61.3%
2/21/12	CH Energy Group Inc.	Fortis Inc.	1,500	10.6%	12.4%	15.5%
2/16/12	CVR Energy, Inc.	Icahn Enterprises Holdings L.P	3,231	8.7%	6.7%	27.7%
		Mean		**27.0%**	**29.0%**	**36.2%**
		Median		**19.4%**	**29.2%**	**31.0%**

Selected Valuation Range

Metric	Metric	Relevant Multiples Low	Relevant Multiples High	Value Range ($MM) Low	Value Range ($MM) High
1 Day Premium	$12.51	20.0%	30.0%	$15.01	$16.26
5 Day Premium	$12.51	25.0%	35.0%	$15.64	$16.89
1 Month Premium	$12.51	30.0%	40.0%	$16.26	$17.51
		Implied Equity Value Range		$15.64	$16.89

Source: Capital IQ

Note: Includes public corporate takeover transactions announced or closed in 2012 YTD between $1.0 billion and $10.0 billion.

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Preliminary Financial Analysis

Confidential

Discounted Cash Flow Analysis

Summary Results

Terminal Value

For the Years Ending December 31, EBITDA Perpetuity

2013E 2014E 2015E 2016E 2017E Exit Multiple Growth Rate

Adjusted EBITDA $177 $438 $727 $966 $ 1,138 $ 1,138 $1,138

Less: DD&A (841) (1,549) (1,292) (1,071) (906) —

EBIT (664) (1,111) (565) (105) 232 $1,137.6

Less: Taxes @ 35.0% — — — — — (398.1)

EBIAT (664) (1,111) (565) (105) 232 $739.4

Plus: DD&A 841 1,549 1,292 1,071 906 —

Less: Growth Capital Expenditures (500) (749) (551) (489) (493) —

Less: Sustaining Capital Expenditures — — — — — —

Unlevered FCF ($323.0) ($310.7) $176.2 $477.6 $ 645.1 $739.4

Terminal Value Multiple/Growth Rate 5.0x 0.5%

PV of Terminal Value @ 10.0% $ 3,272 $4,500

Plus: Present Value of Unlevered FCF 865

Plus: PV of 0.5x 2017E NOL @ 10.0% 637

Implied Enterprise Value $4,774—$6,002

EBITDA Multiple Sensitivity

WACC EBITDA Multiple

$4,774.1 4.0x 4.5x 5.0x 5.5x 6.0x

9.0% $4,422 $4,820 $5,218 $5,616 $6,015

10.0% 4,025 4,400 4,774 5,148 5,523

11.0% 3,689 4,041 4,393 4,745 5,098

12.0% 3,397 3,729 4,061 4,393 4,725

13.0% 3,141 3,454 3,767 4,080 4,393

Perpetuity Growth Rate Sensitivity

WACC Perpetuity Growth Rate

$6,002.1 (0.5%) 0.0% 0.5% 1.0% 1.5%

9.0% $6,372 $6,702 $7,071 $7,486 $7,956

10.0% 5,465 5,720 6,002 6,315 6,665

11.0% 4,731 4,932 5,152 5,394 5,661

12.0% 4,126 4,287 4,462 4,653 4,862

13.0% 3,621 3,752 3,894 4,047 4,214

EVERCORE PARTNERS

Appendix

EVERCORE PARTNERS

Appendix

Confidential

Weighted Average Cost of Capital

($ in millions, except per share amounts)

Weighted Average Cost of Capital – CAPM

Equity Cost of Capital

Company	Stock Prices as of 11/8/12	Market Equity Value	Total Debt and Preferred Stock	Debt & Preferred/ Total Cap	Adjusted Beta	Unlevered Beta
McMoRan Exploration Co.	$12.51	$2,056.1	$1,268	38.1%	1.35	0.97
W&T Offshore Inc.	42.29	5,011	1,420	22.1%	1.67	1.42
Energy XXI (Bermuda) Ltd.	61.25	9,163	2,737	23.0%	1.48	1.25
Stone Energy Corp.	4.2	216	3	1.4%	1.57	1.56
Cobalt International Energy Inc.	88.34	9,365	2,523	21.2%	1.69	1.45
EPL Oil & Gas Inc.	116.81	32,343	5,012	13.4%	1.38	1.26
			Mean	**19.9%**	**1.52**	**1.32**
			Median	**21.7%**	**1.53**	**1.34**

WACC

	MMR	Comparable Companies
Risk-Free Rate (3)	1.7%	1.7%
Unlevered Beta	0.97	1.32
Debt and Preferred / Total Capitalization	38.1%	19.9%
Adjusted Equity Beta	1.35	1.52
Market Risk Premium (4)	8.7%	8.7%
Equity Cost of Capital	13.4%	15.0%
Pre-Tax Cost of Debt	7.5%	7.5%
After-Tax Cost of Debt	4.7%	4.7%
WACC	**10.1%**	**12.9%**

(1) Source: Predicted raw betas from FactSet; Adjusted Equity Beta calculated as: (0.67)*Raw Beta +(0.33)* 1.0
(2) Unlevered Beta calculated as: Adjusted Equity Beta x (E/(E + D*(1-T)); Assumes corporate tax rate of 37.0%
(3) 10-year Treasury as of November 8, 2012
(4) Source: Bloomberg
(5) Equity Cost of Capital calculated as: Risk-free rate + (Levered Equity Beta x Market Risk Premium)

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McMoRan

Appendix
Confidential

Ultra Deep Development Profile – Unrisked

Net Production


Discoveries
Prospects
Production (MMcfed)
3,000
2,500
2,000
1,500
1,000
500
0
2012E
2013E
2014E
2015E
2016E
2017E
2018E
2019E
2020E
2021E
2022E
2023E
2024E
2025E
2026E
2027E
2028E
2029E
2030E
2031E
2032E

Net Operating Income ($MM)


NOI and Capex ($MM)
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
($1,000)
($2,000)
($3,000)
Cumulative Free Cash Flow ($MM)
$180,000
$150,000
$120,000
$90,000
$60,000
$30,000
$0
($30,000)
($60,000)
($90,000)
Net Opertaing Income
Capex
Cumulative Free Cash Flow

Free Cash Flow ($MM) / Pre-Tax Net Present Value ($MM)


Free Cash Flow ($MM)
$4,000
$3,000
$2,000
$1,000
$0
($1,000)
Discoveries
Prospects
2012E
2013E
2014E
2015E
2016E
2017E
2018E
2019E
2020E
2021E
2022E
2023E
2024E
2025E
2026E
2027E
2028E
2029E
2030E
2031E
2032E

	Discount Rate								
Price Deck	8.0%	9.0%	10.0%	11.0%	12.0%	15.0%	20.0%	30.0%	40.0%
NYMEX Strip (11/1/12)	$15,874	$13,009	$10,772	$8,991	$7,552	$4,575	$1,981	$39	($542)
$75.00 Oil / $3.00 Gas	5,981	4,588	3,514	2,670	1,998	648	(442)	(1,095)	(1,168)
$90.00 Oil / $4.00 Gas	12,609	10,232	8,379	6,908	5,723	3,283	1,187	(330)	(744)
$105.00 Oil / $5.00 Gas	19,238	15,875	13,244	11,147	9,447	5,919	2,815	436	(319)

Evercore Partners
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McMoRan